UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2022

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market System

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In May of 2021, Steffen Maute (the “Plaintiff”), a purported stockholder of Merit Medical Systems, Inc. (the “Company”), filed a derivative action (the “Derivative Action”) in the United States District Court for the District of Utah (the “Court”) naming the Company, certain executives of the Company, and certain present and former members of the Company’s Board of Directors, as defendants (collectively, the “Defendants”). In the Derivative Action, it was alleged that the Defendants breached their fiduciary duties and/or otherwise enriched themselves in an unjust manner. The Defendants have denied, and continue to deny, that they committed any wrongdoing whatsoever.

In August of 2022, the parties reached an agreement in principle to resolve the Derivative Action (the “Settlement”). Among other things, the Settlement provides that the Company will institute and maintain certain corporate governance reforms and will contribute $1 million toward the legal fees and costs incurred by the Plaintiff. Only those directors of the Company not named in the Derivative Action were permitted to vote on the Settlement. The Settlement does not include any admission of wrongdoing on the part of any of the Defendants.

Prior to issuing its final approval of the Settlement, the Court scheduled a settlement hearing to determine whether, among other things, the Settlement is fair, reasonable, and adequate and should be finally approved by the Court. The settlement hearing will be held before the Honorable Robert J. Shelby on February 16, 2023, at 3:30 p.m. in Courtroom 3.100 located at 351 South West Temple, Salt Lake City, UT, 84101. If the Court approves the Settlement, the Derivative Action will subsequently be dismissed, with prejudice, as to all claims alleged.

The Company today provided notice to its stockholders of the Settlement in the form of: (i) a Summary Notice to Current Merit Medical Systems, Inc. Stockholders attached hereto as Exhibit 99.1 and incorporated by reference herein (the “Notice”); and (ii) a press release attached hereto as Exhibit 99.2 and incorporated herein by reference. The terms and conditions of the Settlement are more fully set forth in the Notice and a certain Stipulation and Agreement of Settlement (the “Stipulation”) under review by the Court and referenced in the Notice. Any summary of the Settlement contained herein is qualified in its entirety by reference to the full text of the Notice and the Stipulation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Summary Notice to Current Merit Medical Systems, Inc. Stockholders of Derivative Action and Settlement Hearing

99.2	Press Release issued by Merit Medical Systems, Inc. on November 2, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: November 2, 2022	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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